UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                 Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Blackstone Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

We have created a video and three pre-recorded voice messages that encourage shareholders to vote on the proposals outlined in the proxy materials. Attached are transcripts of the video and the three pre-recorded voice messages.

Transcript of Video Message by Frank Cohen, Chairman of the Board and CEO of Blackstone Real Estate Income Trust, Inc.

I’d like to take this opportunity to thank you for being a BREIT shareholder and remind you of one of the most important ways you can be involved: voting.

We are committed to BREIT’s strong performance for you and need your voice heard at the upcoming annual meeting. Whether you own a few shares or many, your vote matters.

Voting your shares is quick and easy through our online voting platform at ProxyVote.com/BREIT.

This year, for each account voted BREIT will donate to the Navy SEAL Foundation, a fantastic veterans organization that provides support for Navy SEALs and their families.

As a shareholder, you have a voice in BREIT’s future.

Thank you for your time, your vote and your continued support of BREIT.

Transcript of Voice Message by Frank Cohen, Chairman of the Board and CEO of Blackstone Real Estate Income Trust, Inc.

Hi, this is Frank Cohen. I’m the Chairman of the Board and CEO of Blackstone Real Estate Income Trust. I’m calling to make sure you’re aware of important proposals that require your vote at our upcoming annual stockholders meeting on June 18.

By now, you’ve received information about these proposals and the annual meeting. I’m excited about the benefits I believe these proposals will bring to stockholders, and I’m asking you to vote in favor of each of them.

You can vote right now by pressing 1. If I’ve reached your voicemail, please call (844) 618-1695 to vote today.

Voting promptly saves time, money and energy by avoiding additional mailings and calls. Thank you for your time, your vote and your continued support of BREIT.

Transcript of Voice Message by Wesley LePatner, Chief Operating Officer and a Director of Blackstone Real Estate Income Trust, Inc.

Hi, this is Wesley LePatner. I’m the Chief Operating Officer and a Director of Blackstone Real Estate Income Trust. I’m calling because we haven’t received your vote on the proposals outlined in the proxy materials we sent. Your vote matters, regardless of the number of shares you own.

You can vote right now by pressing 1. If I’ve reached your voicemail, please call (844) 618-1695 to vote today.

Thank you for your time, your vote and your continued support of BREIT.

Transcript of Voice Message by Frank Cohen, Chairman of the Board and CEO of Blackstone Real Estate Income Trust, Inc.

Hi, this is Frank Cohen. I’m the Chairman of the Board and CEO of Blackstone Real Estate Income Trust. I’m calling with a final reminder that we still haven’t received your vote on the proposals outlined in the proxy materials we sent.

The annual meeting is on June 18th and time is running out. Please press 1 to vote now and have your voice heard.

If I’ve reached your voicemail, please call (844) 618-1695 today to vote in favor of the proposals.

Thank you for your time, your vote and your continued support of BREIT.